                                                                   Exhibit 10.20

                          HOLMES FINANCING (NO. 5) PLC
             (A wholly owned subsidiary of Holmes Holdings Limited)

                               REPORT AND ACCOUNTS

                      FOR THE PERIOD ENDED 31 DECEMBER 2002

                             Registered No. 4258785

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Report of the Directors

The Directors submit their report together with the accounts for the period from incorporation on 25 July 2001 to 31 December 2002.

1. Principal activity and review of the year

The principal activity of the Company is to issue asset backed notes and enter into all financial arrangements in that connection. No future changes in activity are envisaged.

The Company was registered as Silveroption PLC in England and Wales on 25 July 2001 as a public limited company, with an authorised share capital of (pound)100,000 comprising 100,000 ordinary shares of (pound)1 each. The Company changed its name on 27 September 2001 to Holmes Financing (No.5) PLC.

The Company commenced trading on 8 November 2001 when it issued (pound)2,479,000,000 of notes, and made loans to Holmes Funding Limited for the same amount, in order to enable Holmes Funding Limited to purchase an interest in the assets of Holmes Trustees Limited, which assets comprise mortgage loans secured on residential property in England and Wales. Both Holmes Funding Limited and Holmes Trustees Limited are group undertakings.

2. Results and Dividend

The results for the period are set out on page 4. There was no profit during the period. The Directors do not recommend the payment of a dividend.

3. Financial Instruments

The Company's financial instruments, other than derivatives, comprise loans to group undertakings, borrowings, cash and liquid resources, and various items, such as debtors and creditors that arise directly from its operations. The main purpose of these financial instruments is to raise finance for the Company's operations.

The Company also enters into derivatives transactions (principally cross currency swaps). The purpose of such transactions is to manage the currency risks arising from the Company's operations and its sources of finance.

It is, and has been throughout the year under review, the Company's policy that no trading in financial instruments shall be undertaken.

The main risk arising from the Company's financial instruments is currency risk. The Board reviews and agrees policies for managing this risk and they are summarised below.

Currency risk

The Company has debt securities in issue denominated in US Dollars, Swiss Francs and Euros. The Company's policy is to eliminate all exposures arising from movements in exchange rates by the use of cross currency swaps to hedge payments of interest and principal on the securities. All other assets, liabilities and transactions are denominated in Sterling.

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

4. Directors and their interests

The Directors who served throughout the period, except as noted below were:

M McDermott                (appointed 9 August 2001)
M A Parsons                (appointed 9 August 2001, resigned 6 August 2002)
R Wise                     (appointed 6 August 2002)
SPV Management Limited     (appointed 9 August 2001)

At the period end, Holmes Holdings Limited and M. McDermott held one share in the Company. SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the period end. The other share in Holmes Holdings Limited was held by SPV Management Limited. None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, at the period end.

5. Directors' Responsibility in respect of the Preparation of Accounts

The Directors are required by United Kingdom company law to prepare accounts for each financial period that give a true and fair view of the state of affairs of the Company as at the end of the financial period, and of the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and reasonable and prudent judgements and estimates have been made in the preparation of the accounts for the period ended 31 December 2002. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company's system of internal control, for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

6. Auditors

During the period the Directors re-appointed Deloitte & Touche as auditors of the Company.

By order of the Board


/s/ Peter Lott
--------------

For and behalf of
Abbey National Secretariat Services Limited, Secretary


25/th/ March  2003.


Registered Office:
Abbey National House
2 Triton Square
Regent's Place
London
NW1 3AN

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF HOLMES FINANCING (NO. 5) PLC

We have audited the financial statements of Holmes Financing (No. 5) plc for the period from 25 July 2001 to 31 December 2002 which comprise the profit and loss account, the balance sheet, the statement of accounting policies and the related notes 1 to 17. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of directors and auditors

As described in the statement of directors' responsibilities, the company's directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards, and the Listing Rules of the Financial Services Authority.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company is not disclosed.

We read the directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31 December 2002 and of its result for the period from 25 July 2001 to 31 December 2002 and have been properly prepared in accordance with the Companies Act 1985.



Deloitte & Touche
Chartered Accountants and Registered Auditors
London, England

25/th/ March 2003.

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Profit and Loss Account
For the period from 25 July 2001 to 31 December 2002

                                                               2002
                                              Note      (pound)'000
                                                        -----------
                                                        (17 months)

Interest receivable                             2           112,401
Interest payable                                3          (112,401)
                                                    ---------------

Net interest income                                               -

Other operating income                                            -
Administrative expenses                                           -
                                                    ---------------
OPERATING PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION
                                                4                 -

Tax on profit on ordinary activities            5                 -
                                                    ---------------
PROFIT ON ORDINARY ACTIVITIES AFTER
TAXATION AND RETAINED FOR THE PERIOD           14                 -
                                                    ===============

There are no recognised gains or losses in the period other than the profit for the period and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the period stated above and their historical cost equivalents.

All transactions are derived from continuing operations within the United
Kingdom.

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Balance Sheet
As at 31 December 2002

                                                                        2002
                                                       Note     (Pounds)'000
                                                                 -----------

FIXED ASSETS
Loans to group undertaking                               6         1,775,000

CURRENT ASSETS
Debtors                                                  7            16,218
Cash at bank and in hand                                 8            15,207
                                                             ---------------
                                                                      31,425

CREDITORS - amounts falling due within one year          9           (31,375)

                                                             ---------------
NET CURRENT ASSETS                                                        50
                                                             ---------------

TOTAL ASSETS LESS CURRENT LIABILITIES                              1,775,050

CREDITORS - amounts falling due after more than one
year                                                    10        (1,775,000)

                                                             ---------------
NET ASSETS                                                                50
                                                             ===============

CAPITAL AND RESERVES

Called-up share capital                                 13                50
Profit and loss account                                                    -

                                                             ---------------
EQUITY SHAREHOLDERS' FUNDS                              14                50
                                                             ===============

The financial statements on page 4 to 12 were approved by the Board of Directors on 25th March 2003.

Signed on behalf of the Board of Directors by Martin McDermott.

/s/ Martin McDermott
--------------------

Director.

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002

1.  Accounting Policies

    Basis of Accounting
    The financial statements are prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below.

(1) Interest receivable is calculated on an accruals basis.
(2) Loans to group undertakings held as fixed assets are stated at cost less provisions for any impairments.
(3) Transactions are undertaken in derivative financial instruments, "derivatives", which include cross currency swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in foreign exchange rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company. A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

    Swap counterparties are subject to a cash collateralisation agreement whereby dependent on the credit rating of the counterparty an amount is paid by the counterparty to the Company. This amount is included in cash at bank and in hand, and within creditors as it is repayable when the swap agreements mature, or the credit rating of the counterparty improves. At the period end, the amount of collateral held was (pound)15,194,000.

(4) Interest receivable and payable arising in foreign currencies is translated at the average rates of exchange over the accounting year unless it is hedged in which case the relevant hedge rate is applied. Assets and liabilities denominated in foreign currencies are translated into sterling at the contracted hedge rate.
(5) The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS 1 (revised 1996), "Cash flow statements".
(6) Comparative figures have not been prepared as this is the first financial period since incorpration for which accounts have been prepared.


2.   Interest Receivable

     Interest receivable derives from loans made to group undertakings (see note
     6).

3.   Interest Payable

     Interest is payable on debt securities in issue (see note 11).

4.   Operating Profit on Ordinary Activities before Taxation

     The Company has no employees. No emoluments were paid to the Directors by the Company during the current period. All administrative expenses are paid for, and borne, by Holmes Funding Limited, a fellow subsidiary undertaking. Because of this, no expenses are shown in the Company.

HOLMES FINANCING (NO. 5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002(continued)

5. Tax on Profit on Ordinary Activities

                                                                              2002
                                                                          (Pounds)'000
                                                                           (17 months)
      UK corporation tax at 0%                                                       -
                                                                        ==============

6. Loans to Group Undertaking

                                                                               2002
                                                                          (Pounds)'000
      Repayable:
      In more than one year but not more than five years                       697,500
      In more than five years                                                1,077,500
                                                                        --------------
                                                                             1,775,000
                                                                        ==============

     The loans are all denominated in Sterling and are at variable rates of interest, based on LIBOR for three-month sterling deposits.

7. Debtors

                                                                              2002
                                                                          (Pounds)'000
      Amounts due from group undertaking                                            50
      Called up share capital not paid - due from parent undertaking                37
      Accrued interest receivable on loans to group undertaking                 16,131
                                                                        --------------
                                                                                16,218
                                                                        ==============

8. Cash at Bank and in Hand

     The Company holds deposits at banks which pay interest based on LIBOR. Additionally, at 31 December 2002 an amount of (pound)15,194,000 was held which relates to cash received under cash collateralisation agreements with swap counterparties as detailed in note 1. This amount is on deposit at Federal Funds Effective rate, to match the interest payable to the swap counterparty.

9. Creditors : amounts falling due within one year


                                                                             2002
                                                                         (Pounds)'000
      Corporation tax                                                                -
      Other creditors                                                               50
      Amounts due in respect of collateralised cash received                    15,194
      Accrued interest payable                                                  16,131
                                                                       ---------------
                                                                                31,375
                                                                       ===============

HOLMES FINANCING (NO.5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002 (continued)

10. Creditors : amounts falling due after more than one year

                                                                                    2002
                                                                             (Pound)'000
      Debt securities in issue (note 11)                                       1,775,000
                                                                        ================

11. Debt Securities in Issue

                                                                                    2002
                                                                             (Pound)'000
      Series 1 Class B Floating Rate Notes 2040                                   24,500
      Series 1 Class C Floating Rate Notes 2040                                   36,500
      Series 2 Class A1 Floating Rate Notes 2006                                 527,500
      Series 2 Class A2 Floating Rate Notes 2006                                 170,000
      Series 2 Class B Floating Rate Notes 2040                                   24,500
      Series 2 Class C Floating Rate Notes 2040                                   36,500
      Series 3 Class A1 Floating Rate Notes 2008                                 375,000
      Series 3 Class A2 Floating Rate Notes 2040                                 500,000
      Series 3 Class B Floating Rate Notes 2040                                   33,000
      Series 3 Class C Floating Rate Notes 2040                                   47,500
                                                                        ----------------
                                                                               1,775,000
                                                                        ================

     The notes are denominated in the following currencies:

                                                                                    2002
                                                                             (Pound)'000
      Sterling                                                                   500,000
      US Dollars                                                                 649,500
      Euro                                                                       455,500
      Swiss Francs                                                               170,000
                                                                        ----------------
                                                                               1,775,000
                                                                        ================

     Foreign currency notes are converted at the swap rate.

HOLMES FINANCING (NO.5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002 (continued)

11. Debt Securities in Issue (continued)

     Payments in respect of the Class B and C Notes will only be made if, and to the extent that, there are sufficient funds after paying or providing for certain liabilities, including liabilities in respect of the Class A Notes. The Class B Notes rank after the Class A Notes in point of security but before the Class C Notes.

     Interest is payable on the notes at variable rates based on the three-month Sterling and US Dollar LIBOR and three-month EURIBOR, except for the series 3 Class A1 notes, on which interest is paid at a fixed rate until October 2006, after which it is paid at variable rates based on the three-month EURIBOR and the Series 2 Class A2 notes, on which interest is paid at a fixed rate until October 2004, after which it is paid at variable rates based on the three-month CHF LIBOR.

     The Company's obligations to noteholders, and to other secured creditors, are secured under a deed of charge which grants security over all of its assets in favour of the security trustee. The principal assets of the Company are loans made to Holmes Funding Limited, a group company, whose obligations in respect of these loans, are secured under a deed of charge which grants security over all of its assets, primarily comprising shares in a portfolio of residential mortgage loans, in favour of the security trustee. The security trustee holds this security for the benefit of all secured creditors of Holmes Funding Limited, including the Company.

     The estimated fair values of the notes, based on the mid-market price on 31 December, are as follows:

                                                                       2002
                                                                (Pound)'000

      Series 1 Class B Floating Rate Notes 2040                      21,705
      Series 1 Class C Floating Rate Notes 2040                      32,248
      Series 2 Class A1 Floating Rate Notes 2006                    465,256
      Series 2 Class A2 Floating Rate Notes 2006                    184,278
      Series 2 Class B Floating Rate Notes 2040                      21,705
      Series 2 Class C Floating Rate Notes 2040                      31,680
      Series 3 Class A1 Floating Rate Notes 2008                    398,307
      Series 3 Class A2 Floating Rate Notes 2040                    499,985
      Series 3 Class B Floating Rate Notes 2040                      34,487
      Series 3 Class C Floating Rate Notes 2040                      49,575
                                                              -------------
                                                                  1,739,226
                                                              =============

HOLMES FINANCING (NO.5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002 (continued)

12. Financial Instruments

     The Company's policies as regards derivatives and financial instruments are set out in the Report of the Directors on page 1 and the accounting policies on page 6. The Company does not trade in financial instruments. The following disclosures are made in respect of financial instruments. Short term debtors and creditors are included in all of the following disclosures.

12 (a) Maturity profile of financial liabilities

                                                                     Debt
                                                               securities              Other              Total
                                                                 in issue        liabilities        liabilities
    2002                                                     (Pounds)'000       (Pounds)'000       (Pounds)'000
    Within one year or less or on demand                                -             31,375             31,375
    More than one year but not more than two years                      -                  -                  -
    More than two years but not more than five years              697,500                  -            697,500
    More than five years                                        1,077,500                  -          1,077,500
                                                          ---------------     --------------     --------------
                                                                1,775,000             31,375          1,806,375
                                                          ===============     ==============     ==============

     There are no material undrawn committed borrowing facilities.

12 (b) Interest rate profile of financial assets and liabilities

     After taking into account the cross currency swaps entered into by the Company, the interest rate profile of the Company's financial assets and liabilities was:

                                                                                                      Weighted
                                                                                      Non-              average
                                                              Floating            interest           year until
      2002                                  Total                 rate             bearing            maturity*
                                     (Pounds)'000         (Pounds)'000        (Pounds)'000                Years
      Assets:
      Sterling                          1,806,425            1,790,207              16,218                  0.1
                                  ===============     ================    ================     ================

      Liabilities:
      Sterling                          1,806,375            1,790,194              16,181                 0.1
                                  ===============     ================    ================     ================

     * for non-interest bearing assets/liabilities only.

     Benchmark rates for determining interest payments for the floating rate assets and liabilities are given in the note to the accounts relevant to the financial instrument type.

HOLMES FINANCING (NO.5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002 (continued)

12 (c) Fair values of financial assets and liabilities

     The fair value of debt securities in issue is disclosed in note 11 to the accounts. Fair value disclosures are not provided for loans to group undertakings as there is no liquid and active market for such instruments. The estimated fair values of other assets and liabilities on the balance sheet are not materially different from their carrying amounts.

     The estimated fair value of the cross currency swaps entered into by the Company as at 31 December 2002 was a liability of (Pounds)39,795,443. The cross currency swaps mature between October 2006 and July 2040. The fair value of the instruments will largely be recognised after the end of the next financial year.

12 (d) Currency profile

     Taking into account the effect of derivative instruments, the Company did not have a material financial exposure to foreign exchange gains or losses on monetary assets and monetary liabilities denominated in foreign currencies at 31 December 2002.

13.  Share Capital

                                                                       2002
                                                               (Pounds)'000

      Authorised:
      100,000 Ordinary shares of(Pounds)1 each                          100
                                                           ================

      Allotted and called up:
      50,000 Ordinary shares of(Pounds)1 each                            50
                                                           ================

     49,998 ordinary shares are partly paid to 25 pence. 2 subscriber shares are fully paid.

14. Reconciliation of Movements in Shareholders' Funds

                                                                       2002
                                                               (Pounds)'000

       Retained profit for the period                                     -
       Ordinary share capital issued                                     50
       Opening shareholders' funds                                        -
                                                           ----------------
       Closing shareholders' funds                                       50
                                                           ================

HOLMES FINANCING (NO.5) PLC
(A wholly owned subsidiary of Holmes Holdings Limited)

Notes to the Accounts for the period ended 31 December 2002 (continued)

15. Capital Commitments and Contingent Liabilities

    There were no outstanding capital commitments or contingent liabilities at 31 December 2002.

16. Related Party Transactions

    The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS 8, "Related party disclosures", not to disclose transactions with entities that are part of the Holmes Group.

    The group remunerates SPV Management Limited for administration services provided to Holmes Financing (No. 5) plc. The total amount paid relating to the Company in the period ended 31 December 2002, by the group, was (Pounds) 13,000.

17. Parent and Controlling Party

    The immediate parent of the Company is Holmes Holdings Limited, a company registered in England and Wales, which prepares the only accounts into which the Company is consolidated. SPV Management Limited, a company registered in England and Wales, holds all of the beneficial interest in the issued shares of Holmes Holdings Limited on a discretionary trust for persons employed as nurses in the United Kingdom and for charitable purposes.

    The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain.